ICI MUTUAL INSURANCE COMPANY,
a Risk Retention Group

INVESTMENT COMPANY BLANKET BOND

RIDER NO. 9

INSURED                                                                                                                                BOND NUMBER

Quantitative Group of Funds                                                                                                                     87097110B
EFFECTIVE DATE                                                                           BOND PERIOD                                                      AUTHORIZED REPRESENTATIVE

January 27, 2011                                           May 1, 2010 to May 1, 2011                                                                /S/ Joseph R. Costello

In consideration of the premium charged for this Bond, it is hereby understood and agreed that the name of the Insured identified in Item 1 of the Declarations, Name of Insured, as

o	Quant Long/Short Fund, a series of:
Quantitative Group of Funds

is changed to:

o	Quant Quality Fund, a series of:
Quantitative Group of Funds

Except as above stated, nothing herein shall be held to alter, waive or extend any of the terms of this Bond.